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                                                                    EXHIBIT 5.01

                                                        (INCLUDES EXHIBIT 23.01)



August 18, 2000


Securities and Exchange Commission
Division of Corporation Finance
450 5/th/ Street, N.W.

Washington, D.C. 20549

Re:      Electronic Arts Inc. ("EA")
         Registration Statement on Form S-8
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Ladies/Gentlemen:

I am an attorney licensed to practice law in the states of California and New York and I am Senior Vice President, General Counsel and Secretary of EA. I have examined EA's Registration Statement on Form S-8 (the "Registration Statement")
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to be filed by EA on or about August 21, 2000 in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of Class A Common Stock that may be sold by EA to eligible employees of EA pursuant to EA's 2000 Employee Stock Purchase Plan (the "Plan").
                                                ----

As General Counsel for EA, I have examined the proceedings taken by EA in connection with the Plan and the shares being registered hereby.

It is my opinion the 500,000 shares of Class A Common Stock that may be issued and sold by EA pursuant to the Plan, when issued and sold in the manner referred to in the Prospectus associated with the Registration Statement and the Plan, as applicable, will be legally issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to this opinion, if any, in the Registration Statement and amendments thereto.

Very truly yours,
ELECTRONIC ARTS INC.


/s/  Ruth A. Kennedy
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Ruth A. Kennedy
Senior Vice President,
General Counsel and Secretary